**TAYLOR McCAFFREY**
LAWYERS

**Taylor McCaffrey LLP**
2200-201 Portage Avenue
Winnipeg, MB R3B 3L3

March 28, 2023

Board of Directors of SciMar Ltd.
119 Main Street,
Dauphin, Manitoba, Canada
R7N 1K4

Dear Sirs/Mesdames:

**Re: SciMar Ltd. (the "Company") – Offering of Common Shares**

We are corporate counsel to the Company in the Province of Manitoba. The Company has prepared and filed an offering statement on Form 1-A (the "**Offering Statement**") with the Securities and Exchange Commission relating to the offering (the "**Offering**") by the Company of up to 12,522,218 Class A Common Shares, Series 3 (the "**Shares**") in the capital stock of the Company.

We have been asked to provide this opinion letter in accordance with the requirements of Item 17(12) of Form 1-A under the *Securities Act of 1933*, as amended.

**Scope of Examination**

We have, for the purposes of rendering this opinion, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company (including its constating documents and resolutions), certificates of public officials, officers of the Company and such other documents as we have considered appropriate. We have also considered such questions of law as we consider relevant or necessary as a basis for the opinions hereinafter expressed.

**Assumptions and Reliance**

For the purposes of the opinions expressed herein, we have assumed:

(a) the genuineness of all signatures of all parties on documents submitted to us and the legal capacity of all individuals signing any documents submitted to us;

(b) the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or electronically transmitted copies or facsimiles thereof, and the authenticity of the originals of such certified, conformed or electronically transmitted copies or facsimiles;

(c) the truth, accuracy and completeness of the information and factual matters contained in all of such documents;

(d) that none of the documents, originals or copies of which we have examined, has been amended or terminated;

(e) that all facts set forth in the official public records, indices and filing systems, and all certificates and documents supplied by public officials or otherwise conveyed to us by public officials, are complete, true and accurate and remain in full force and effect without amendment; and

(f) the Company will have received payment in full for each of the Offered Shares in accordance with the terms of the Offering prior to the issuance of each such share.

For the purposes of our opinion in paragraph one below, we have relied solely on a certificate of status issued by the Companies Office for the Province of Manitoba and dated March 28, 2023.

**Limitations and Qualifications**

Our opinions expressed herein are limited to the laws of the Province of Manitoba, including the federal laws of Canada applicable therein as of the date hereof, and accordingly, we express no opinion as to the laws of any other jurisdiction. For clarity, we express no opinion herein with respect to any federal or state law of the United States. We express no opinion on the contents of the Offering Statement, other than the opinions expressly set forth herein relating to the Offered Shares.

Our opinions are given to you as of the date hereof only and we disclaim any obligation to advise you of any change after the date hereof in or affecting any matter set forth herein. Other than as expressly referred to herein, we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

**Opinions**

Based on and subject to the foregoing, and the assumptions, limitations and qualifications set out herein, we are of the opinion that:

1. The Company is a corporation existing under the laws of the Province of Manitoba and has not been dissolved.

2. The Company is authorized to issue an unlimited number of Class A Common Shares.

3. The Offered Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued and sold in accordance with and in the manner described in the Offering Statement as filed (after it has been declared qualified), shall be validly issued, fully paid and non-assessable.

**Consent**

We consent to the filing of this opinion letter as an exhibit to the Offering Statement, and we hereby consent thereto and to the use of our name wherever it appears in the Offering Statement. Such consent is not an admission that we are in the category of persons whose consent is required

under Section 7 of the *Securities Act of 1933*, as amended, or the rules or regulation promulgated thereunder.

**<u>Reliance</u>**

This opinion is given solely for the use of the addressee in connection with the Offering and may not be relied on by any other person or for any other purpose without our prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion shall not be disclosed, quoted, filed with a governmental agency or otherwise referred to, in whole or in part, without our prior written consent, which may be arbitrarily withheld in our sole discretion.

Yours truly,

*"Taylor McCaffrey LLP"*